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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the IT Corporation Retirement Plan of International Technology Corporation of our report dated May 17, 1995, with respect to the consolidated financial statements of International Technology Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1995, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP

Los Angeles, California
January 29, 1996